EQUITY OPTION CONTRACT
                                            Trade Date: February 6, 1995
To:  Apple Computer, Inc.
     One Infinite Loop 36TR
     Cupertino, CA 95014

     Attention:  Assistant Treasurer

Gentlemen:

This confirmation of trade is furnished to you in connection with the purchase by or sale to Goldman Sachs International ("Party B") by or to you ("Party A") as indicated below, of the Option described below and is a Transaction subject to the terms and conditions of the Master Agreement including the Schedules thereto.

1.   Transaction:        Party A  X  bought     sold (check one)

2.   Option Security:    America  Online, Inc. Common Stock

3.   No. of Contracts:   10,000   (100 shares per contract)

4.   Expiration Date:    February 7, 2000

5.   Exercise Price:     $56.00 per share

6.   Premium:            $12.25 per share, net.  Total:  $12,250,000
                         Due and payable on February 8, 1995

7.   Type of Option:    _X_ Put        ___ Call       (check one)
                        ___ American   _X_ European   (check one)

8.   Exercisable:     _X_   In whole only     ___  In part   (check one)

9.   Exercise Notice: By telephone to Writer's representative named below at Writer's telephone number indicated below. Confirm in writing by fax to Writer's number, at Writer's address below.

10.  Special  terms:  Cash  Settlement  Unless  Otherwise  Notified.
                      Averaging period: 10 trading days.

Please sign and return the attached copy of this Agreement.

                                   Very truly yours,

                                   GOLDMAN, SACHS & CO as agent for Goldman
                                   Sachs International.
                                   Phone:    212-902-8652
                                   Fax: 212-902-9602
Accepted and Agreed on this        Address: 85 Broad Street
___ day of           , 19          New York, N.Y. 10004

APPLE   COMPUTER,  INC.            Exercise  Notice  to:  Daniel O'Rourke

By:
Name:
Title:

Phone:_______________     Fax _________________
Exercise Notice to

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